UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

CADMUS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-12954	54-1274108
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court, Suite 200 Richmond, Virginia	23226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 287-5680

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Joint Venture Termination Agreement

On March 31, 2006, Cadmus KnowledgeWorks International Ltd. (“Cadmus International”), an indirect, wholly owned subsidiary of Cadmus Communications Corporation, entered into a Joint Venture Termination Agreement, by and among Cadmus International, Datamatics Technologies Limited (“Datamatics”), and KnowledgeWorks Global Limited (“KGL”) in connection with Cadmus International’s purchase from Datamatics of its 20% interest in KGL (the “Joint Venture Termination Agreement”). Pursuant to a Joint Venture Agreement, by and between Cadmus International and Datamatics, dated June 30, 2003, and amended March 31, 2004 (as amended, the “Joint Venture Agreement”), Cadmus International owned an 80% interest in KGL and Datamatics held the remaining 20% interest. In accordance with the Joint Venture Termination Agreement, the Joint Venture Agreement will terminate on the date the board of directors of KGL approves and records the transfer of the remaining 20% interest in KGL from Datamatics to Cadmus International, which is anticipated to occur in April 2006. The shares representing the remaining 20% of KGL and the agreements related to the termination of the Joint Venture Agreement are being held in escrow until the cash consideration for the transaction is satisfied, which is scheduled to occur in April 2006.

A copy of the Joint Venture Termination Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

Item 8.01. Other Events.

The information set forth under Item 1.02 “Termination of a Material Definitive Agreement” is incorporated into this Item 8.01 by reference.

On April 11, 2006, Cadmus Communications Corporation issued the press release attached hereto as Exhibit 99.1 announcing the purchase of the remaining 20% interest in KnowledgeWorks Global Limited.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 11, 2006 announcing the purchase of the remaining 20% interest in KnowledgeWorks Global Limited.

Statements contained in this report relating to Cadmus’ future prospects and performance are “forward-looking statements” that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from management’s expectations include but are not limited to: (1) the overall economic environment, (2) the equity market performance and interest rate environment, which can impact our pension liability, (3) the impact of price increases for energy and other materials and services affected by higher oil and fuel prices, (4) our ability to grow revenue and market share in the educational market, (5)

significant price pressure in the markets in which we compete, (6) the loss of significant customers or the decrease in demand from customers, (7) our ability to continue to obtain improved efficiencies and lower production costs, (8) the financial condition and ability to pay of certain customers, (9) our ability to implement and realize the expected benefits associated with our equipment replacement and consolidation plan, including our ability to successfully complete certain consolidation initiatives and effect other restructuring actions, (10) our ability to operate effectively in markets outside of North America, and (11) our ability to realize the tax benefits associated with certain transactions. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. The information provided in this report is provided only as of the date of this report, and we undertake no obligation to update any forward-looking statements made herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADMUS COMMUNICATIONS CORPORATION
(Registrant)

By:	/s/ Paul K. Suijk
Paul K. Suijk
Senior Vice President and Chief Financial Officer

Date: April 11, 2006

Exhibit Index

Exhibit	Description
99.1	Press Release dated April 11, 2006 announcing the purchase of the remaining 20% interest in KnowledgeWorks Global Limited.